EXHIBIT 99

Contacts:
Chief Executive Officer         SVP Finance
Zach Lonstein                   William McHale
Infocrossing, Inc.              Infocrossing, Inc.
201-840-4710                    201-840-4732
zlonstein@infocrossing.com      wmchale@infocrossing.com

Media Relations                 Investor Relations
Michael Wilczak                 Matthew Hayden
Infocrossing, Inc.              Hayden Communications, Inc.
201-840-4941                    (760) 487-1137
mwilczak@infocrossing.com

            INFOCROSSING ISSUES FINANCIAL GUIDANCE FOR 2004 AND 2005

LEONIA, NJ, JUNE 23, 2004 --INFOCROSSING, INC. (NASDAQ: IFOX), a provider of selective IT outsourcing and business processing solutions, announced today financial guidance for the remainder of 2004 and the full-year 2005. For the full year ending December 31, 2004, Infocrossing forecasts record revenue of $95.4 million and net income of $7.6 million, or $0.40 per diluted share. During the same period, the Company forecasts earnings before interest, taxes, depreciation and amortization (EBITDA) to reach $20.2 million. Infocrossing presents EBITDA because it considers such information an important supplemental measure of its performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies with comparable market capitalization, many of which present EBITDA when reporting their results.

For the full year ending December 31, 2005, Infocrossing forecasts revenue between $132.0 million and $135.0 million and net income between $17.9 million to $18.6 million, or between $0.86 - $0.89 per diluted share. EBITDA for 2005 is projected to grow to between $36.7 million to $37.7 million. A reconciliation of net income to EBITDA is included in the table below. Additional information about the Company's financial guidance for 2004 and 2005 was disclosed in a Form 8-K filed today with the Securities and Exchange Commission.


                SUMMARY CONSOLIDATED PROJECTED INCOME STATEMENTS
                       (IN MILLIONS EXCEPT PER SHARE DATA)
                                                     QUARTERS ENDING                                      YEARS ENDING
                             -------------------------------------------------------------    --------------------------------------
                                 MARCH           JUNE           SEPTEMBER       DECEMBER         DECEMBER            DECEMBER
                              31, 2004 (A)     30, 2004         30, 2004        31, 2004         31, 2004            31, 2005
                             -------------   -------------   -------------   -------------    --------------   --------------------
Revenues                      $      15.2     $      24.4     $      26.2     $      29.6       $      95.4     $    132.0 - 135.0
                                 ---------       ---------       ---------      ----------        ----------      -----------------
Net income (b)                $       0.8     $       1.0     $       1.9     $       3.9       $       7.6     $      17.9 - 18.6
                                 =========       =========       =========      ==========        ==========      =================

Net income per diluted
   common share               $      0.05     $      0.05     $      0.09     $      0.19       $      0.40     $      0.86 - 0.89
                                 =========       =========       =========      ==========        ==========      =================
Weighted average
   common shares and
   equivalents outstanding           17.1            20.8            20.8            20.8              19.2                   20.8
                                 =========       =========       =========      ==========        ==========      =================

                SUMMARY CONSOLIDATED PROJECTED INCOME STATEMENTS
                     RECONCILIATION OF NET INCOME TO EBITDA
                       (IN MILLIONS EXCEPT PER SHARE DATA)
                                                      QUARTERS ENDING                                       YEARS ENDING
                               -------------------------------------------------------------    ----------------------------------
                                   MARCH             JUNE         SEPTEMBER       DECEMBER          DECEMBER          DECEMBER
                                30, 2004 (A)       30, 2004       30, 2004        31, 2004          31, 2004          31, 2005
                               --------------    ------------    -----------    ------------    --------------   -----------------
Net income (b)                  $        0.8      $      1.0     $      1.9      $      3.9      $        7.6     $  17.9 - 18.6
Income tax
   provision (benefit)                  (0.2)            0.1            0.2             0.3               0.4          6.9 - 7.2
Interest expense (b)                     0.7             1.1            1.1             1.1               4.0                3.8
Depreciation and
   amortization expense                  1.6             2.1            2.2             2.3               8.2                8.1
                                   ----------      ----------     ----------      ----------        ----------       -------------
Earnings before interest,
   taxes, and depreciation
   and amortization
   (EBITDA)                     $        2.9             4.3            5.4             7.6              20.2        36.7 - 37.7
                                   ==========      ==========     ==========      ==========        ==========       =============

(a) Actual results.
(b) Excludes the effect of a proposed financing. See Forecast Assumptions.

EBITDA represents net income before interest, taxes, depreciation and amortization. The Company presents EBITDA because it considers such information an important supplemental measure of its performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies with comparable market capitalization, many of which present EBITDA when reporting their results. The Company also uses EBITDA for the following purposes: (1) EBITDA is one of the factors used to determine the total amount of bonuses available to be awarded to executive officers and other employees; (2) the Company's credit agreement uses EBITDA (with additional adjustments) to measure compliance with covenants such as interest coverage and debt incurrence; (3) EBITDA is also used by prospective and current lessors as well as potential lenders to evaluate potential transactions with the Company; and (4) EBITDA is also used by us to evaluate and price potential acquisition candidates.

EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of the Company's results as reported under GAAP. Some of these limitations are: (a) EBITDA does not reflect changes in, or cash requirements for, the Company's working capital needs; (b) EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts; and
(c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA does not reflect any cash requirements for such capital expenditures. Because of these limitations, EBITDA should not be considered as a principal indicator of the Company's performance. The Company compensates for these limitations by relying primarily on the Company's GAAP results and using EBITDA only supplementally.

Infocrossing's forecasts for 2004 and 2005 do not reflect a proposed offering of $60 million of 4% Convertible Senior Notes due 2024, announced in a separate press release issued today. The initial purchaser will also have a 30-day option to purchase up to an additional $12 million of such notes. Net proceeds from the private offering will be used to repay approximately $40 million of outstanding indebtedness which currently bears an interest rate of 9%, to fund potential acquisitions and for general corporate purposes. The exact timing and terms of the financing will depend upon market conditions and other factors.

If the proposed private offering closes as expected in the second quarter of 2004, Infocrossing will incur a one-time non-cash charge of approximately $1.3 million, or approximately $.06 per diluted share, in additional expenses related to the write-off of previously deferred financing costs. As a result of the repayment of the existing indebtedness, the Company will no longer have principal payment obligations of $0.3 million in 2004, and at least $3.8 million in 2005. The table below reflects the impact of the proposed offering.

           PRO FORMA SUMMARY CONSOLIDATED PROJECTED INCOME STATEMENTS
                       (IN MILLIONS EXCEPT PER SHARE DATA)
                                                       QUARTERS ENDING                                       YEARS ENDING
                             -----------------------------------------------------------------    ----------------------------------
                                 MARCH             JUNE          SEPTEMBER         DECEMBER          DECEMBER          DECEMBER
                              31, 2004 (C)       30, 2004         30, 2004         31, 2004          31, 2004          31, 2005
                             --------------   --------------   --------------   --------------    --------------  ------------------
Revenues                      $       15.2     $       24.4     $       26.2     $       29.6     $        95.4    $  132.0 - 135.0
                                 ----------       ----------       ----------       ----------       -----------      --------------
Net income (d)                $        0.8     $       (0.2)    $        2.1     $        4.0     $         6.7    $    17.8 - 18.5
                                 ==========       ==========       ==========       ==========       ===========      ==============

Net income per diluted
   common share               $       0.05     $      (0.01)    $       0.10     $       0.19     $        0.35    $    0.86 - 0.89
                                 ==========       ==========       ==========       ==========       ===========      ==============
Weighted average
   common shares and
   equivalents outstanding            17.1             20.8             20.8             20.8              19.2                20.8
                                 ==========       ==========       ==========       ==========       ===========      ==============
(c) Actual results.
(d) Includes the effect of the proposed financing in the amount of $60 million.


ABOUT INFOCROSSING, INC. (http://www.infocrossing.com)
Infocrossing, Inc. (IFOX) is a provider of selective IT outsourcing services, delivering the computing platforms and proprietary systems that enable companies to process data and share information within their business, and between their customers, suppliers and distribution channels. Leading companies leverage Infocrossing's robust computing infrastructure, skilled technical team, and process-driven operations to reduce costs and improve service delivery by outsourcing the operation of mainframes, mid-range, open system servers, networks, and business processes to Infocrossing.



This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. As such, final results could differ from estimates or expectations due to risks and uncertainties, including, but not limited to: incomplete or preliminary information; changes in government regulations and policies; continued acceptance of the Company's products and services in the marketplace; competitive factors; new products; technological changes; the Company's dependence upon third-party suppliers; intellectual property rights; difficulties with the integration of SMS, and other risks. For any of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.